Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh
Chief Financial Officer
T: (626) 768-6360
E: irene.oh@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR SECOND QUARTER OF 2023
OF $312 MILLION AND DILUTED EARNINGS PER SHARE OF $2.20,
BOTH UP 21% YEAR-OVER-YEAR

Pasadena, California – July 20, 2023 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported its financial results for the second quarter of 2023. Second quarter 2023 net income was $312.0 million, or $2.20 per diluted share, up from $258.3 million, or $1.81 per diluted share in the prior year period. Year-over-year, net income and earnings per share both increased 21%.

“We are pleased with our operating performance for the second quarter, which continues the strong trajectory from the first quarter of 2023. For the second quarter of 2023, both deposits and loans grew 7% linked quarter annualized, to $55.7 billion and $49.8 billion, respectively,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “For the second quarter of 2023, we earned industry-leading returns of 1.85% on average assets and 21.0% on average tangible common equity1. Net interest margin was 3.55%, a healthy margin in the current environment, and asset quality continued to be outstanding with net charge-offs of 0.06% annualized.”

“We remain focused on ensuring both the strength and stability of our balance sheet, capital, liquidity and earnings power. Our tangible common equity ratio1 increased to 8.80% and our common equity tier 1 capital ratio increased to 13.17% as of June 30, 2023. We believe that through the strength of our diversified business model and the growth opportunities we see in our markets, we will continue to generate strong returns for shareholders, for the remainder of 2023 and for years to come,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Quarter Ended	Quarter Ended	Year-over-Year Change
($ in millions, except per share data)	June 30, 2023	June 30, 2022	$	%

Total Loans	$49,831	$46,531	$3,301	7%
Total Deposits	55,659	54,343	1,315	2
Total Revenue	$645	$551	$94	17%
Adj. Pre-tax, Pre-provision Income[2]	440	370	70	19
Net Income	312	258	54	21
Diluted Earnings per Share	$2.20	$1.81	$0.39	21%
Return on Average Assets	1.85%	1.66%	+19 bps
Return on Average Common Equity	19.43%	18.23%	+120 bps
Return on Avg. Tang. Common Equity[1]	21.01%	19.94%	+107 bps

[1] Tangible common equity ratio and return on average tangible common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.
[2] Adjusted pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Tables 12.

BALANCE SHEET

•Total Assets – Total assets reached a record $68.5 billion as of June 30, 2023, an increase of $1.3 billion, or 2%, from $67.2 billion as of March 31, 2023.

Second quarter 2023 average interest-earning assets of $64.1 billion were up $2.6 billion, or 4%, from $61.5 billion in the first quarter of 2023. Quarter-over-quarter, average loans grew $701.9 million and average interest-bearing cash and deposits with banks increased $1.8 billion.

•Strong Capital Levels – As of June 30, 2023, stockholders’ equity was $6.5 billion, or $45.67 per share, both up 2% quarter-over-quarter. The stockholders’ equity to asset ratio was 9.43% as of June 30, 2023, an increase of five basis points quarter-over-quarter.

As of June 30, 2023, tangible book value3 per share was $42.33, up 3% quarter-over-quarter. The tangible common equity ratio3 was 8.80%, an increase of six basis points quarter-over-quarter.

All of East West’s regulatory capital ratios are well in excess of regulatory requirements for well-capitalized institutions, as well as above regional and national bank averages. The common equity tier 1 (“CET1”) capital ratio increased to 13.17%, and the total risk-based capital ratio increased to 14.60%, as of June 30, 2023.

•Total Loans – Total loans reached a record $49.8 billion as of June 30, 2023, an increase of $906.3 million, or 2%, from $48.9 billion as of March 31, 2023. Year-over-year, total loans grew $3.3 billion, or 7%, from $46.5 billion as of June 30, 2022.

Second quarter 2023 average loans of $48.9 billion grew $701.9 million, or 1.5%, from the first quarter of 2023. Growth in average residential mortgage and commercial real estate loans was partially offset by a decrease in average commercial and industrial loans.

•Total Deposits – Total deposits were $55.7 billion as of June 30, 2023, an increase of $921.4 million, or 2%, from $54.7 billion as of March 31, 2023. Noninterest-bearing deposits made up 30% of our total deposits as of June 30, 2023 compared with 33% as of March 31, 2023. Year-over-year, deposits increased $1.3 billion, or 2%, from $54.3 billion as of June 30, 2022.

Second quarter 2023 average deposits of $54.3 billion were down $669.0 million, or 1%, from the first quarter of 2023. During the second quarter, growth in average interest-bearing checking and time deposits was offset by declines in other deposit categories, which largely reflected customers seeking higher yields in a rising interest rate environment.

OPERATING RESULTS

Second Quarter Earnings – Second quarter 2023 net income was $312.0 million, and diluted earnings per share (“EPS”) were $2.20. Second quarter 2023 net income and EPS both decreased 3% from first quarter 2023 net income of $322.4 million and diluted EPS of $2.27. Second quarter 2023 net income and EPS both increased 21% from second quarter 2022 net income of $258.3 million and diluted EPS of $1.81.

Net income and diluted EPS for the six months ended June 30, 2023 were $634.5 million and $4.47, an increase of 28% and 29%, respectively, from the six months ended June 30, 2022.

[3] Tangible book value and the tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

Second Quarter 2023 Compared to First Quarter 2023

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $566.7 million, a decrease of 6% from $599.9 million. Net interest margin (“NIM”) of 3.55% declined 41 basis points from 3.96%.
•The change in NIM was primarily driven by a higher cost of interest-bearing deposits and changes in the deposit mix in favor of higher-cost deposits, partially offset by higher loan volumes and expanding interest-earning asset yields.
•The average loan yield was 6.33%, up 19 basis points from the first quarter. The average interest-earning asset yield was 5.67%, up 16 basis points from the first quarter.
•The average cost of funds was 2.31%, up 62 basis points from the first quarter. The average cost of deposits was 2.12%, up 52 basis points from the first quarter.

Noninterest Income
Noninterest income totaled $78.6 million in the second quarter, an increase of $18.7 million, or 31%, from $60.0 million in the first quarter.
•Fee income was $69.3 million, up $3.0 million, or 5%, from $66.3 million in the first quarter, reflecting growth across all fee income categories.
•Interest rate contracts and other derivative income was $7.4 million in the second quarter, up from $2.6 million in the first quarter. The change reflected both growth in customer-driven revenue and a favorable change in mark-to-market adjustments.
•Other investment income was $4.0 million for the second quarter, up $2.1 million from $1.9 million in the first quarter, reflecting higher income from Community Reinvestment Act investments during the second quarter.

Noninterest Expense
Noninterest expense totaled $261.8 million in the second quarter, compared with $218.4 million in the first quarter. Second quarter noninterest expense consisted of $205.4 million of adjusted noninterest expense4, $55.9 million in amortization of tax credit and other investments, and $0.5 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $205.4 million increased $1.4 million, or 1%, from $204.0 million in the first quarter.
•Compensation and employee benefits was $124.9 million, a decrease of $4.7 million, or 4%, largely due to higher seasonal costs in the first quarter.
•Amortization of tax credit and other investments totaled $55.9 million in the second quarter, compared with $10.1 million in the first quarter. Quarter-over-quarter variability in the amortization of tax credits and other investments primarily reflects the impact of investments that close in a given period and are projected to generate tax credits by the end of the year.
•The efficiency ratio was 40.6% in the second quarter, compared with 33.1% in the first quarter and the adjusted efficiency ratio4 was 31.8% in the second quarter, compared with 30.5% in the first quarter.

TAX RELATED ITEMS

Second quarter 2023 income tax expense was $45.6 million, and the effective tax rate was 12.7%, compared with 23.5% for the first quarter of 2023. The lower effective tax rate was mainly due to an additional $97 million of tax credits in renewable energy investments that closed during the second quarter. The effective tax rate for the first six months of 2023 was 18.6% compared with 22.4% for the first six months of 2022. We currently estimate that the full year tax rate for 2023 will be approximately 20%.

[4] Adjusted noninterest expense and the adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

ASSET QUALITY

The asset quality of our loan portfolio continues to be strong. Second quarter 2023 provision for credit losses was $26.0 million, compared with $20.0 million in the first quarter of 2023.
•The allowance for loan losses increased to $635.4 million, or 1.28% of loans held-for-investment (“HFI”), as of June 30, 2023, compared with $619.9 million, or 1.27% of loans HFI, as of March 31, 2023.
•Second quarter 2023 net charge-offs were $7.5 million or annualized 0.06% of average loans HFI, compared with $0.6 million or annualized 0.01% of average loans HFI, for the first quarter of 2023.
•The criticized loans ratio improved 24 basis points quarter-over-quarter to 1.63% of loans HFI as of June 30, 2023, compared with 1.87% as of March 31, 2023. Criticized loans decreased $102.3 million, or 11%, quarter-over-quarter to $811.8 million as of June 30, 2023, compared with $914.1 million as of March 31, 2023.
•The nonperforming assets ratio was 0.17% of total assets as of June 30, 2023, compared with 0.14% of total assets as of March 31, 2023. Nonperforming assets increased $22.1 million, or 24%, quarter-over-quarter to $115.5 million as of June 30, 2023, from $93.4 million as of March 31, 2023.

CAPITAL STRENGTH

Capital levels for East West are strong and all capital ratios expanded quarter-over-quarter and year-over-year. The following table presents the regulatory capital metrics as of June 30, 2023, March 31, 2023 and June 30, 2022.

EWBC Capital
($ in millions)	June 30, 2023 (a)	March 31, 2023 (a)	June 30, 2022 (a)
Risk-Weighted Assets (“RWA”) (b)	$51,689	$50,229	$48,499
Risk-based capital ratios:
CET1 capital ratio	13.17%	13.06%	11.97%
Tier 1 capital ratio	13.17%	13.06%	11.97%
Total capital ratio	14.60%	14.50%	13.25%
Leverage ratio	10.03%	10.02%	9.31%
Tangible common equity ratio (c)	8.80%	8.74%	8.29%

(a)The Company has elected to use the 2020 Current Expected Credit Losses (CECL) transition provision in the calculation of its June 30, 2023, March 31, 2023 and June 30, 2022 regulatory capital ratios. The Company’s June 30, 2023 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 13.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared third quarter 2023 dividends for the Company’s common stock. The common stock cash dividend of $0.48 per share is payable on August 15, 2023, to stockholders of record on August 1, 2023.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock, of which $254 million remains available. East West did not repurchase any shares during the second quarter of 2023.

Conference Call
East West will host a conference call to discuss second quarter 2023 earnings with the public on Thursday, July 20, 2023, at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses second quarter 2023 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on July 20, 2023, at 11:30 a.m. PT/2:30 p.m. ET through August 20, 2023. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; international calls – (412) 317-0088; and the replay access code is: 5177099.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $68.5 billion. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 120 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain forward-looking statements that are intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, but these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including, but not limited to, those described below. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

There are various important factors that could cause future results to differ materially from historical performance and any forward-looking statements. Factors that might cause such differences, include, but are not limited to: changes in the global economy, including an economic slowdown, capital or financial market disruption, supply chain disruption, level of inflation, interest rate environment, housing prices, employment levels, rate of growth and general business conditions, which could result in, among other things, reduced demand for loans, reduced availability of funding or increased funding costs, declines in asset values and/or recognition of allowance for credit losses; changes in local, regional and global business, economic and political conditions and geopolitical events, such as Russia’s invasion of Ukraine; the soundness of other financial institutions and the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements, Federal Deposit Insurance Corporation (“FDIC”) insurance premiums, losses in the value of our investment portfolio, deposit withdrawals, or other adverse consequences of negative market perceptions of the banking industry or the Company; changes in laws or the regulatory environment, including regulatory reform initiatives and policies of the U.S. Department of the Treasury, the Board of Governors of the Federal Reserve System (“Federal Reserve”), the FDIC, the SEC, the Consumer Financial Protection Bureau (“CFPB”), the California Department of Financial Protection and Innovation — Division of Financial Institutions, the China Banking and Insurance Regulatory Commission, the Hong Kong Monetary Authority, the Hong Kong Securities and Futures Commission, and the Monetary Authority of Singapore; changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade, economic and political disputes between the U.S. and the People’s Republic of China and the monetary policies of the Federal Reserve; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, and patterns and behaviors; the impact from potential changes to income tax laws and regulations, federal spending and economic stimulus programs; the impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. federal government’s debt limit and credit rating; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; the impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; the impact of the benchmark interest rate reform in the U.S. including the transition away from the U.S. dollar (“USD”) London Interbank Offered Rate (“LIBOR”) to alternative reference rates; the impact of communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused, and materially impact the Company’s ability to provide services to its clients; the adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; the impact of adverse changes to the Company’s credit ratings from major credit rating agencies; the impact of adverse judgments or settlements in litigation; the impact on the Company’s operations due to political developments, pandemics, wars, civil unrest, terrorism or other hostilities that may disrupt or increase volatility in securities or otherwise affect business and economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; the impact of reputational risk from negative publicity, fines, penalties and other negative consequences from regulatory violations, legal actions and the Company’s interactions with business partners, counterparties, service providers and other third parties; the impact of regulatory investigations and enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on the Company’s critical accounting policies and assumptions; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in the Company’s stock price; fluctuations in foreign currency exchange rates; the impact of increased focus on social, environmental and sustainability matters, which may affect the Company’s operations as well as those of its customers and the economy more broadly; and the impact of climate change, natural or man-made disasters or calamities, such as wildfires, droughts, hurricanes, flooding and earthquakes or other events that may directly or indirectly result in a negative impact on the Company’s financial performance.

For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. You should treat forward-looking statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2023 % or Basis Point Change
	June 30, 2023	March 31, 2023	June 30, 2022	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$614,053	$760,317	$688,936	(19.2)%		(10.9)%
Interest-bearing cash with banks	5,763,834	5,173,877	1,213,117	11.4		375.1
Cash and cash equivalents	6,377,887	5,934,194	1,902,053	7.5		235.3
Interest-bearing deposits with banks	17,169	10,249	712,709	67.5		(97.6)
Assets purchased under resale agreements (“resale agreements”)	635,000	654,288	1,422,794	(2.9)		(55.4)
Available-for-sale (“AFS”) debt securities (amortized cost of $6,820,569, $7,072,240 and $6,891,522)	5,987,258	6,300,868	6,255,504	(5.0)		(4.3)
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,440,484, $2,502,674 and $2,656,549)	2,975,933	2,993,421	3,028,302	(0.6)		(1.7)
Loans held-for-sale (“HFS”)	2,830	6,861	28,464	(58.8)		(90.1)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $635,400, $619,893 and $563,270)	49,192,964	48,298,155	45,938,806	1.9		7.1
Investments in qualified affordable housing partnerships, tax credit and other investments, net	815,471	741,354	634,304	10.0		28.6
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	100,500	103,114	107,588	(2.5)		(6.6)
Other assets	1,961,972	1,736,697	1,898,062	13.0		3.4
Total assets	$68,532,681	$67,244,898	$62,394,283	1.9%		9.8%

Liabilities and Stockholders’ Equity
Deposits	$55,658,786	$54,737,402	$54,343,354	1.7%		2.4%
Short-term borrowings	4,500,000	4,500,000	—	—		100.0
FHLB advances	—	—	174,776	—		(100.0)
Assets sold under repurchase agreements (“repurchase agreements”)	—	—	611,785	—		(100.0)
Long-term debt and finance lease liabilities	152,951	152,467	152,663	0.3		0.2
Operating lease liabilities	110,383	112,676	115,387	(2.0)		(4.3)
Accrued expenses and other liabilities	1,648,864	1,433,022	1,386,836	15.1		18.9
Total liabilities	62,070,984	60,935,567	56,784,801	1.9		9.3
Stockholders’ equity	6,461,697	6,309,331	5,609,482	2.4		15.2
Total liabilities and stockholders’ equity	$68,532,681	$67,244,898	$62,394,283	1.9%		9.8%

Book value per share	$45.67	$44.62	$39.81	2.4%		14.7%
Tangible book value (1) per share	$42.33	$41.28	$36.44	2.6		16.2
Number of common shares at period-end	141,484	141,396	140,917	0.1		0.4
Total stockholders’ equity to assets ratio	9.43%	9.38%	8.99%	5	bps	44	bps
Tangible common equity (“TCE”) ratio (1)	8.80%	8.74%	8.29%	6	bps	51	bps

(1)Tangible book value and the TCE ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2023 % Change
	June 30, 2023	March 31, 2023	June 30, 2022	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$15,670,084	$15,641,840	$15,377,117	0.2%	1.9%
Commercial real estate (“CRE”):
CRE	14,373,385	14,019,136	13,566,748	2.5	5.9
Multifamily residential	4,764,180	4,682,280	4,443,704	1.7	7.2
Construction and land	781,068	731,394	515,857	6.8	51.4
Total CRE	19,918,633	19,432,810	18,526,309	2.5	7.5
Consumer:
Residential mortgage:
Single-family residential	12,308,613	11,786,998	10,234,473	4.4	20.3
Home equity lines of credit (“HELOCs”)	1,862,928	1,988,881	2,280,080	(6.3)	(18.3)
Total residential mortgage	14,171,541	13,775,879	12,514,553	2.9	13.2
Other consumer	68,106	67,519	84,097	0.9	(19.0)
Total loans HFI (1)	49,828,364	48,918,048	46,502,076	1.9	7.2
Loans HFS	2,830	6,861	28,464	(58.8)	(90.1)
Total loans (1)	49,831,194	48,924,909	46,530,540	1.9	7.1
Allowance for loan losses	(635,400)	(619,893)	(563,270)	2.5	12.8
Net loans (1)	$49,195,794	$48,305,016	$45,967,270	1.8	7.0

Deposits:
Noninterest-bearing demand	$16,741,099	$18,327,320	$23,028,831	(8.7)%	(27.3)%
Interest-bearing checking	8,348,587	8,742,580	7,094,726	(4.5)	17.7
Money market	11,486,473	9,293,114	11,814,402	23.6	(2.8)
Savings	2,102,850	2,280,562	3,027,819	(7.8)	(30.5)
Time deposits	16,979,777	16,093,826	9,377,576	5.5	81.1
Total deposits	$55,658,786	$54,737,402	$54,343,354	1.7%	2.4%

(1)Includes $(74.0) million, $(75.4) million and $(56.2) million of net deferred loan fees and net unamortized premiums as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2023 % Change
	June 30, 2023	March 31, 2023	June 30, 2022	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$906,134	$835,506	$499,754	8.5%	81.3%
Interest expense	339,388	235,645	26,802	44.0	NM
Net interest income before provision for credit losses	566,746	599,861	472,952	(5.5)	19.8
Provision for credit losses	26,000	20,000	13,500	30.0	92.6
Net interest income after provision for credit losses	540,746	579,861	459,452	(6.7)	17.7
Noninterest income	78,631	59,978	78,444	31.1	0.2
Noninterest expense	261,789	218,447	196,860	19.8	33.0
Income before income taxes	357,588	421,392	341,036	(15.1)	4.9
Income tax expense	45,557	98,953	82,707	(54.0)	(44.9)
Net income	$312,031	$322,439	$258,329	(3.2)%	20.8%
Earnings per share (“EPS”)
- Basic	$2.21	$2.28	$1.83	(3.5)%	20.8%
- Diluted	$2.20	$2.27	$1.81	(3.2)	21.2
Weighted-average number of shares outstanding
- Basic	141,468	141,112	141,429	0.3%	0.0%
- Diluted	141,876	141,913	142,372	0.0	(0.3)

	Three Months Ended			June 30, 2023 % Change
	June 30, 2023	March 31, 2023	June 30, 2022	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$20,901	$20,586	$20,142	1.5%	3.8%
Deposit account fees	22,285	21,703	22,372	2.7	(0.4)
Interest rate contracts and other derivative income	7,373	2,564	9,801	187.6	(24.8)
Foreign exchange income	13,251	12,660	11,361	4.7	16.6
Wealth management fees	6,889	6,304	6,539	9.3	5.4
Net (losses) gains on sales of loans	(7)	(22)	917	NM	NM
Net realized (losses) gains on AFS debt securities	—	(10,000)	28	NM	(100.0)
Other investment income	4,003	1,921	4,863	108.4	(17.7)
Other income	3,936	4,262	2,421	(7.6)	62.6
Total noninterest income	$78,631	$59,978	$78,444	31.1%	0.2%
Noninterest expense:
Compensation and employee benefits	$124,937	$129,654	$113,364	(3.6)%	10.2%
Occupancy and equipment expense	16,088	15,587	15,469	3.2	4.0
Deposit insurance premiums and regulatory assessments	8,262	7,910	4,927	4.5	67.7
Deposit account expense	10,559	9,609	5,671	9.9	86.2
Data processing	3,213	3,347	3,486	(4.0)	(7.8)
Computer software expense	7,479	7,360	6,572	1.6	13.8
Other operating expense (1)	35,337	34,870	32,392	1.3	9.1
Amortization of tax credit and other investments	55,914	10,110	14,979	453.1	273.3
Total noninterest expense	$261,789	$218,447	$196,860	19.8%	33.0%

NM - Not meaningful.
(1)Includes $3.9 million of repurchase agreements’ extinguishment cost for the three months ended March 31, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2023 % Change
	June 30, 2023	June 30, 2022	Yr-o-Yr
Interest and dividend income	$1,741,640	$931,783	86.9%
Interest expense	575,033	43,218	NM
Net interest income before provision for credit losses	1,166,607	888,565	31.3
Provision for credit losses	46,000	21,500	114.0
Net interest income after provision for credit losses	1,120,607	867,065	29.2
Noninterest income	138,609	158,187	(12.4)
Noninterest expense	480,236	386,310	24.3
Income before income taxes	778,980	638,942	21.9
Income tax expense	144,510	142,961	1.1
Net income	$634,470	$495,981	27.9%
EPS
- Basic	$4.49	$3.50	28.3%
- Diluted	$4.47	$3.47	28.8
Weighted-average number of shares outstanding
- Basic	141,291	141,725	(0.3)%
- Diluted	141,910	142,838	(0.6)

	Six Months Ended		June 30, 2023 % Change
	June 30, 2023	June 30, 2022	Yr-o-Yr
Noninterest income:
Lending fees	$41,487	$39,580	4.8%
Deposit account fees	43,988	42,687	3.0
Interest rate contracts and other derivative income	9,937	20,934	(52.5)
Foreign exchange income	25,911	24,060	7.7
Wealth management fees	13,193	12,591	4.8
Net (losses) gains on sales of loans	(29)	3,839	NM
Net realized (losses) gains on AFS debt securities	(10,000)	1,306	NM
Other investment income	5,924	6,490	(8.7)
Other income	8,198	6,700	22.4
Total noninterest income	$138,609	$158,187	(12.4)%
Noninterest expense:
Compensation and employee benefits	$254,591	$229,633	10.9%
Occupancy and equipment expense	31,675	30,933	2.4
Deposit insurance premiums and regulatory assessments	16,172	9,644	67.7
Deposit account expense	20,168	10,364	94.6
Data processing	6,560	7,151	(8.3)
Computer software expense	14,839	13,866	7.0
Other operating expense (1)	70,207	55,840	25.7
Amortization of tax credit and other investments	66,024	28,879	128.6
Total noninterest expense	$480,236	$386,310	24.3%

(1)Includes $3.9 million of repurchase agreements’ extinguishment cost for the six months ended June 30, 2023.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2023 % Change		Six Months Ended		June 30, 2023 % Change
	June 30, 2023	March 31, 2023	June 30, 2022	Qtr-o-Qtr	Yr-o-Yr	June 30, 2023	June 30, 2022	Yr-o-Yr
Loans:
Commercial:
C&I	$15,244,826	$15,400,996	$14,986,876	(1.0)%	1.7%	$15,322,480	$14,631,365	4.7%
CRE:
CRE	14,130,811	13,932,758	13,049,058	1.4	8.3	14,032,331	12,666,338	10.8
Multifamily residential	4,685,786	4,600,094	4,112,411	1.9	13.9	4,643,177	3,931,993	18.1
Construction and land	782,541	675,047	475,933	15.9	64.4	729,091	434,657	67.7
Total CRE	19,599,138	19,207,899	17,637,402	2.0	11.1	19,404,599	17,032,988	13.9
Consumer:
Residential mortgage:
Single-family residential	12,014,513	11,417,477	9,624,242	5.2	24.8	11,717,644	9,369,132	25.1
HELOCs	1,928,208	2,050,778	2,290,378	(6.0)	(15.8)	1,989,154	2,237,025	(11.1)
Total residential mortgage	13,942,721	13,468,255	11,914,620	3.5	17.0	13,706,798	11,606,157	18.1
Other consumer	65,035	72,687	87,590	(10.5)	(25.8)	68,840	105,888	(35.0)
Total loans (1)	$48,851,720	$48,149,837	$44,626,488	1.5%	9.5%	$48,502,717	$43,376,398	11.8%

Interest-earning assets	$64,061,569	$61,483,533	$58,668,677	4.2%	9.2%	$62,779,673	$58,680,456	7.0%
Total assets	$67,497,367	$65,113,604	$62,232,841	3.7%	8.5%	$66,312,070	$61,996,756	7.0%

Deposits:
Noninterest-bearing demand	$16,926,937	$19,709,980	$23,887,452	(14.1)%	(29.1)%	$18,310,770	$23,661,355	(22.6)%
Interest-bearing checking	8,434,655	6,493,865	6,712,890	29.9	25.6	7,469,621	6,680,657	11.8
Money market	10,433,839	11,260,715	12,319,930	(7.3)	(15.3)	10,844,993	12,614,994	(14.0)
Savings	2,200,124	2,436,587	2,970,007	(9.7)	(25.9)	2,317,702	2,950,268	(21.4)
Time deposits	16,289,320	15,052,762	8,239,571	8.2	97.7	15,674,457	8,170,613	91.8
Total deposits	$54,284,875	$54,953,909	$54,129,850	(1.2)%	0.3%	$54,617,543	$54,077,887	1.0%

Interest-bearing liabilities	$42,026,844	$36,814,685	$30,957,475	14.2%	35.8%	$39,435,162	$31,087,256	26.9%
Stockholders’ equity	$6,440,996	$6,183,324	$5,682,427	4.2%	13.3%	$6,312,872	$5,762,078	9.6%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2023			March 31, 2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,247,755	$60,995	4.66%	$3,449,626	$35,647	4.19%
Resale agreements	641,939	3,969	2.48%	688,778	4,503	2.65%
AFS debt securities	6,257,397	56,292	3.61%	6,108,825	53,197	3.53%
HTM debt securities	2,983,780	12,678	1.70%	2,995,677	12,734	1.72%
Loans (2)	48,851,720	771,264	6.33%	48,149,837	728,386	6.14%
FHLB and FRB stock	78,978	936	4.75%	90,790	1,039	4.64%
Total interest-earning assets	$64,061,569	$906,134	5.67%	$61,483,533	$835,506	5.51%

Noninterest-earning assets:
Cash and due from banks	569,227			621,104
Allowance for loan losses	(619,868)			(602,754)
Other assets	3,486,439			3,611,721
Total assets	$67,497,367			$65,113,604

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$8,434,655	$49,571	2.36%	$6,493,865	$23,174	1.45%
Money market deposits	10,433,839	86,419	3.32%	11,260,715	76,102	2.74%
Savings deposits	2,200,124	3,963	0.72%	2,436,587	3,669	0.61%
Time deposits	16,289,320	147,524	3.63%	15,052,762	113,849	3.07%
Federal funds purchased and other short-term borrowings	4,500,566	49,032	4.37%	811,551	8,825	4.41%
FHLB advances	1	—	—%	500,000	6,430	5.22%
Repurchase agreements	15,579	211	5.43%	106,785	1,052	4.00%
Long-term debt and finance lease liabilities	152,760	2,668	7.01%	152,420	2,544	6.77%
Total interest-bearing liabilities	$42,026,844	$339,388	3.24%	$36,814,685	$235,645	2.60%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,926,937			19,709,980
Accrued expenses and other liabilities	2,102,590			2,405,615
Stockholders’ equity	6,440,996			6,183,324
Total liabilities and stockholders’ equity	$67,497,367			$65,113,604

Interest rate spread			2.43%			2.91%
Net interest income and net interest margin		$566,746	3.55%		$599,861	3.96%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2023			June 30, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,247,755	$60,995	4.66%	$2,797,711	$4,787	0.69%
Resale agreements	641,939	3,969	2.48%	1,641,723	8,553	2.09%
AFS debt securities	6,257,397	56,292	3.61%	6,503,677	33,438	2.06%
HTM debt securities	2,983,780	12,678	1.70%	3,021,239	12,738	1.69%
Loans (2)	48,851,720	771,264	6.33%	44,626,488	439,416	3.95%
FHLB and FRB stock	78,978	936	4.75%	77,839	822	4.24%
Total interest-earning assets	$64,061,569	$906,134	5.67%	$58,668,677	$499,754	3.42%

Noninterest-earning assets:
Cash and due from banks	569,227			712,884
Allowance for loan losses	(619,868)			(545,489)
Other assets	3,486,439			3,396,769
Total assets	$67,497,367			$62,232,841

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$8,434,655	$49,571	2.36%	$6,712,890	$3,178	0.19%
Money market deposits	10,433,839	86,419	3.32%	12,319,930	8,892	0.29%
Savings deposits	2,200,124	3,963	0.72%	2,970,007	1,864	0.25%
Time deposits	16,289,320	147,524	3.63%	8,239,571	8,554	0.42%
Federal funds purchased and other short-term borrowings	4,500,566	49,032	4.37%	64,145	241	1.51%
FHLB advances	1	—	—%	138,960	559	1.61%
Repurchase agreements	15,579	211	5.43%	359,778	2,418	2.70%
Long-term debt and finance lease liabilities	152,760	2,668	7.01%	152,194	1,096	2.89%
Total interest-bearing liabilities	$42,026,844	$339,388	3.24%	$30,957,475	$26,802	0.35%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,926,937			23,887,452
Accrued expenses and other liabilities	2,102,590			1,705,487
Stockholders’ equity	6,440,996			5,682,427
Total liabilities and stockholders’ equity	$67,497,367			$62,232,841

Interest rate spread			2.43%			3.07%
Net interest income and net interest margin		$566,746	3.55%		$472,952	3.23%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Six Months Ended
	June 30, 2023			June 30, 2022
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,353,658	$96,642	4.48%	$3,627,253	$8,047	0.45%
Resale agreements	665,229	8,472	2.57%	1,868,600	16,936	1.83%
AFS debt securities	6,183,522	109,489	3.57%	7,232,686	67,907	1.89%
HTM debt securities	2,989,695	25,412	1.71%	2,497,811	20,936	1.69%
Loans (2)	48,502,717	1,499,650	6.24%	43,376,398	816,526	3.80%
FHLB and FRB stock	84,852	1,975	4.69%	77,708	1,431	3.71%
Total interest-earning assets	$62,779,673	$1,741,640	5.59%	$58,680,456	$931,783	3.20%

Noninterest-earning assets:
Cash and due from banks	595,022			677,579
Allowance for loan losses	(611,358)			(544,423)
Other assets	3,548,733			3,183,144
Total assets	$66,312,070			$61,996,756

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,469,621	$72,745	1.96%	$6,680,657	$4,580	0.14%
Money market deposits	10,844,992	162,521	3.02%	12,614,994	12,095	0.19%
Savings deposits	2,317,702	7,632	0.66%	2,950,268	3,568	0.24%
Time deposits	15,674,457	261,373	3.36%	8,170,613	15,234	0.38%
Federal funds purchased and other short-term borrowings	2,666,249	57,857	4.38%	33,177	250	1.52%
FHLB advances	248,619	6,430	5.22%	149,431	1,137	1.53%
Repurchase agreements	60,931	1,263	4.18%	336,013	4,434	2.66%
Long-term debt and finance lease liabilities	152,591	5,212	6.89%	152,103	1,920	2.55%
Total interest-bearing liabilities	$39,435,162	$575,033	2.94%	$31,087,256	$43,218	0.28%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	18,310,770			23,661,355
Accrued expenses and other liabilities	2,253,266			1,486,067
Stockholders’ equity	6,312,872			5,762,078
Total liabilities and stockholders’ equity	$66,312,070			$61,996,756

Interest rate spread			2.65%			2.92%
Net interest income and net interest margin		$1,166,607	3.75%		$888,565	3.05%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			June 30, 2023 Basis Point Change
	June 30, 2023	March 31, 2023	June 30, 2022	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.85%	2.01%	1.66%	(16)	bps	19	bps
Adjusted return on average assets (2)	1.85%	2.05%	1.66%	(20)		19
Return on average common equity	19.43%	21.15%	18.23%	(172)		120
Adjusted return on average common equity (2)	19.43%	21.61%	18.23%	(218)		120
Return on average TCE (3)	21.01%	22.94%	19.94%	(193)		107
Adjusted return on average TCE (3)	21.01%	23.44%	19.94%	(243)		107
Interest rate spread	2.43%	2.91%	3.07%	(48)		(64)
Net interest margin	3.55%	3.96%	3.23%	(41)		32
Average loan yield	6.33%	6.14%	3.95%	19		238
Yield on average interest-earning assets	5.67%	5.51%	3.42%	16		225
Average cost of interest-bearing deposits	3.09%	2.49%	0.30%	60		279
Average cost of deposits	2.12%	1.60%	0.17%	52		195
Average cost of funds	2.31%	1.69%	0.20%	62		211
Adjusted pre-tax, pre-provision profitability ratio (4)	2.61%	2.90%	2.38%	(29)		23
Adjusted noninterest expense/average assets (4)	1.22%	1.27%	1.17%	(5)		5
Efficiency ratio	40.56%	33.11%	35.70%	745		486
Adjusted efficiency ratio (4)	31.83%	30.46%	32.90%	137	bps	(107)	bps

	Six Months Ended (1)		June 30, 2023 Basis Point Change
	June 30, 2023	June 30, 2022	Yr-o-Yr
Return on average assets	1.93%	1.61%	32	bps
Adjusted return on average assets (2)	1.95%	1.61%	34
Return on average common equity	20.27%	17.36%	291
Adjusted return on average common equity (2)	20.49%	17.36%	313
Return on average TCE (3)	21.95%	18.96%	299
Adjusted return on average TCE (3)	22.19%	18.96%	323
Interest rate spread	2.65%	2.92%	(27)
Net interest margin	3.75%	3.05%	70
Average loan yield	6.24%	3.80%	244
Yield on average interest-earning assets	5.59%	3.20%	239
Average cost of interest-bearing deposits	2.80%	0.24%	256
Average cost of deposits	1.86%	0.13%	173
Average cost of funds	2.01%	0.16%	185
Adjusted pre-tax, pre-provision profitability ratio (4)	2.75%	2.25%	50
Adjusted noninterest expense/average assets (4)	1.25%	1.16%	9
Efficiency ratio	36.79%	36.91%	(12)
Adjusted efficiency ratio (4)	31.13%	34.05%	(292)	bps

(1)Annualized except for efficiency ratio.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 13.
(4)Adjusted pre-tax, pre-provision profitability ratio, adjusted noninterest expense/average assets and the adjusted efficiency ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended June 30, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2023		$376,325	$188,915	$52,978	$1,675	$619,893
Provision for (reversal of) credit losses on loans	(a)	5,259	16,076	3,057	(367)	24,025
Gross charge-offs		(7,335)	(2,366)	(6)	(48)	(9,755)
Gross recoveries		2,065	143	10	—	2,218
Total net (charge-offs) recoveries		(5,270)	(2,223)	4	(48)	(7,537)
Foreign currency translation adjustment		(981)	—	—	—	(981)
Allowance for loan losses, June 30, 2023		$375,333	$202,768	$56,039	$1,260	$635,400

		Three Months Ended March 31, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	343	2	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	$182,689	$40,041	$1,560	$601,673
(Reversal of) provision for credit losses on loans	(a)	(678)	6,021	13,022	155	18,520
Gross charge-offs		(1,900)	(6)	(91)	(40)	(2,037)
Gross recoveries		1,211	211	6	—	1,428
Total net (charge-offs) recoveries		(689)	205	(85)	(40)	(609)
Foreign currency translation adjustment		309	—	—	—	309
Allowance for loan losses, March 31, 2023		$376,325	$188,915	$52,978	$1,675	$619,893

		Three Months Ended June 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, March 31, 2022		$339,446	$182,296	$21,958	$1,985	$545,685
Provision for (reversal of) credit losses on loans	(a)	19,030	(9,181)	3,122	(502)	12,469
Gross charge-offs		(240)	(679)	(193)	(34)	(1,146)
Gross recoveries		6,514	1,043	173	—	7,730
Total net recoveries (charge-offs)		6,274	364	(20)	(34)	6,584
Foreign currency translation adjustment		(1,468)	—	—	—	(1,468)
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2023
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2022		$371,700	$182,346	$40,039	$1,560	$595,645
Impact of ASU 2022-02 adoption		5,683	343	2	—	6,028
Allowance for loan losses, January 1, 2023		$377,383	$182,689	$40,041	$1,560	$601,673
Provision for (reversal of) credit losses on loans	(a)	4,581	22,097	16,079	(212)	42,545
Gross charge-offs		(9,235)	(2,372)	(97)	(88)	(11,792)
Gross recoveries		3,276	354	16	—	3,646
Total net charge-offs		(5,959)	(2,018)	(81)	(88)	(8,146)
Foreign currency translation adjustment		(672)	—	—	—	(672)
Allowance for loan losses, June 30, 2023		$375,333	$202,768	$56,039	$1,260	$635,400

		Six Months Ended June 30, 2022
		Commercial		Consumer
		C&I	Total CRE	Total Residential Mortgage	Other Consumer	Total
Allowance for loan losses, December 31, 2021		$338,252	$180,808	$20,595	$1,924	$541,579
Provision for (reversal of) credit losses on loans	(a)	28,292	(7,523)	4,347	(395)	24,721
Gross charge-offs		(11,428)	(1,078)	(193)	(80)	(12,779)
Gross recoveries		9,516	1,272	311	—	11,099
Total net (charge-offs) recoveries		(1,912)	194	118	(80)	(1,680)
Foreign currency translation adjustment		(1,350)	—	—	—	(1,350)
Allowance for loan losses, June 30, 2022		$363,282	$173,479	$25,060	$1,449	$563,270

		Three Months Ended			Six Months Ended
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$27,741	$26,264	$23,262	$26,264	$27,514
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	1,975	1,480	1,031	3,455	(3,221)
Foreign currency translation adjustment		12	(3)	11	9	11
Allowance for unfunded credit commitments, end of period (1)		$29,728	$27,741	$24,304	$29,728	$24,304

Provision for credit losses	(a)+(b)	$26,000	$20,000	$13,500	$46,000	$21,500

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS AND CREDIT QUALITY RATIOS
($ in thousands)
(unaudited)
Table 11

Criticized Loans	June 30, 2023	March 31, 2023	June 30, 2022
Special mention loans	$330,741	$461,356	$590,227
Classified loans	481,051	452,715	432,414
Total criticized loans (1)	$811,792	$914,071	$1,022,641

Nonperforming Assets	June 30, 2023	March 31, 2023	June 30, 2022
Nonaccrual loans:
Commercial:
C&I	$61,879	$43,747	$40,053
Total CRE	20,598	19,427	12,742
Consumer:
Total residential mortgage	33,032	29,585	37,129
Other consumer	24	366	11
Total nonaccrual loans	115,533	93,125	89,935
Other real estate owned, net	—	270	—
Total nonperforming assets	$115,533	$93,395	$89,935

Credit Quality Ratios	June 30, 2023	March 31, 2023	June 30, 2022
Annualized quarterly net charge-offs (recoveries) to average loans HFI	0.06%	0.01%	(0.06)%
Special mention loans to loans HFI	0.66%	0.94%	1.27%
Classified loans to loans HFI	0.97%	0.93%	0.93%
Criticized loans to loans HFI	1.63%	1.87%	2.20%
Nonperforming assets to total assets	0.17%	0.14%	0.14%
Nonaccrual loans to loans HFI	0.23%	0.19%	0.19%
Allowance for loan losses to loans HFI	1.28%	1.27%	1.21%

(1)Excludes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents total adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue excludes the write-off of an AFS debt security (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles and the repurchase agreements’ extinguishment cost (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended			Six Months Ended
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest income before provision for credit losses	(a)	$566,746	$599,861	$472,952	$1,166,607	$888,565
Total noninterest income		78,631	59,978	78,444	138,609	158,187
Total revenue	(b)	$645,377	$659,839	$551,396	$1,305,216	$1,046,752
Noninterest income		78,631	59,978	78,444	138,609	158,187
Add: Write-off of AFS debt security		—	10,000	—	10,000	—
Adjusted noninterest income	(c)	78,631	69,978	78,444	148,609	158,187
Adjusted revenue	(a)+(c) = (d)	$645,377	$669,839	$551,396	$1,315,216	$1,046,752

Total noninterest expense	(e)	$261,789	$218,447	$196,860	$480,236	$386,310
Less: Amortization of tax credit and other investments		(55,914)	(10,110)	(14,979)	(66,024)	(28,879)
Amortization of core deposit intangibles		(440)	(441)	(488)	(881)	(999)
Repurchase agreements’ extinguishment cost		—	(3,872)	—	(3,872)	—
Adjusted noninterest expense	(f)	$205,435	$204,024	$181,393	$409,459	$356,432
Efficiency ratio	(e)/(b)	40.56%	33.11%	35.70%	36.79%	36.91%
Adjusted efficiency ratio	(f)/(d)	31.83%	30.46%	32.90%	31.13%	34.05%
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	$439,942	$465,815	$370,003	$905,757	$690,320
Average total assets	(h)	$67,497,367	$65,113,604	$62,232,841	$66,312,070	$61,996,756
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	2.61%	2.90%	2.38%	2.75%	2.25%
Adjusted noninterest expense/average assets (1)	(f)/(h)	1.22%	1.27%	1.17%	1.25%	1.16%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2023	March 31, 2023	June 30, 2022
Stockholders’ equity	(a)	$6,461,697	$6,309,331	$5,609,482
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(6,418)	(7,201)	(8,537)
Tangible book value	(b)	$5,989,582	$5,836,433	$5,135,248

Number of common shares at period-end	(c)	141,484	141,396	140,917
Book value per share	(a)/(c)	$45.67	$44.62	$39.81
Tangible book value per share	(b)/(c)	$42.33	$41.28	$36.44

Total assets	(d)	$68,532,681	$67,244,898	$62,394,283
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(6,418)	(7,201)	(8,537)
Tangible assets	(e)	$68,060,566	$66,772,000	$61,920,049
Total stockholders’ equity to assets ratio	(a)/(d)	9.43%	9.38%	8.99%
TCE ratio	(b)/(e)	8.80%	8.74%	8.29%

Return on average TCE represents tangible net income divided by average tangible book value. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets. Adjusted tangible net income excludes the after-tax impacts of the tangible net income adjustments and the write-off of an AFS debt security. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended			Six Months Ended
		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income	(e)	$312,031	$322,439	$258,329	$634,470	$495,981
Add: Amortization of core deposit intangibles		440	441	488	881	999
Amortization of mortgage servicing assets		342	356	364	698	756
Tax effect of amortization adjustments (2)		(230)	(233)	(245)	(463)	(505)
Tangible net income	(f)	$312,583	$323,003	$258,936	$635,586	$497,231
Add: Write-off of AFS debt security		—	10,000	—	10,000	—
Tax effect of write-off (2)		—	(2,929)	—	(2,929)	—
Adjusted tangible net income	(g)	$312,583	$330,074	$258,936	$642,657	$497,231

Average stockholders’ equity	(h)	$6,440,996	$6,183,324	$5,682,427	$6,312,872	$5,762,078
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average other intangible assets (1)		(6,921)	(7,696)	(8,827)	(7,306)	(9,016)
Average tangible book value	(i)	$5,968,378	$5,709,931	$5,207,903	$5,839,869	$5,287,365
Return on average common equity (3)	(e)/(h)	19.43%	21.15%	18.23%	20.27%	17.36%
Return on average TCE (3)	(f)/(i)	21.01%	22.94%	19.94%	21.95%	18.96%
Adjusted return on average TCE (3)	(g)/(i)	21.01%	23.44%	19.94%	22.19%	18.96%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rate of 29.29% for the three and six months ended June 30, 2023, and the three months ended March 31, 2023. Applied statutory tax rate of 28.77% for the three and six months ended June 30, 2022.
(3)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 14
During the first quarter of 2023, the Company recorded a $10.0 million pre-tax impairment write-off of an AFS debt security. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average common equity that adjust for the above discussed non-recurring item provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		June 30, 2023	March 31, 2023	June 30, 2022
Net income	(a)	$312,031	$322,439	$258,329
Add: Write-off of AFS debt security		—	10,000	—
Tax effect of write-off (1)		—	(2,929)	—
Adjusted net income	(b)	$312,031	$329,510	$258,329

Diluted weighted-average number of shares outstanding		141,876	141,913	142,372
Diluted EPS		$2.20	$2.27	$1.81
Add: Write-off of AFS debt security		—	0.05	—
Adjusted diluted EPS		$2.20	$2.32	$1.81

Average total assets	(c)	$67,497,367	$65,113,604	$62,232,841
Average stockholders’ equity	(d)	$6,440,996	$6,183,324	$5,682,427
Return on average assets (2)	(a)/(c)	1.85%	2.01%	1.66%
Adjusted return on average assets (2)	(b)/(c)	1.85%	2.05%	1.66%
Return on average common equity (2)	(a)/(d)	19.43%	21.15%	18.23%
Adjusted return on average common equity (2)	(b)/(d)	19.43%	21.61%	18.23%

		Six Months Ended
		June 30, 2023	June 30, 2022
Net income	(e)	634,470	$495,981
Add: Write-off of AFS debt security		10,000	—
Tax effect of write-off (1)		(2,929)	—
Adjusted net income	(f)	$641,541	$495,981

Diluted weighted-average number of shares outstanding		141,910	142,838
Diluted EPS		$4.47	$3.47
Add: Write-off of AFS debt security		0.05	—
Adjusted diluted EPS		$4.52	$3.47

Average total assets	(g)	$66,312,070	$61,996,756
Average stockholders’ equity	(h)	$6,312,872	$5,762,078
Return on average assets (2)	(e)/(g)	1.93%	1.61%
Adjusted return on average assets (2)	(f)/(g)	1.95%	1.61%
Return on average common equity (2)	(e)/(h)	20.27%	17.36%
Adjusted return on average common equity (2)	(f)/(h)	20.49%	17.36%

(1)Applied statutory tax rate of 29.29% for the three months ended March 31, 2023 and the six months ended June 30, 2023.
(2)Annualized.